Exhibit 10.1

ADVISORY AGREEMENT
among
PACIFIC OAK RESIDENTIAL TRUST, INC., PORT OP LP, PACIFIC OAK RESIDENTIAL ADVISORS, LLC, PACIFIC OAK CAPITAL ADVISORS, LLC, KEITH D. HALL, and PETER MCMILLAN III
September 9, 2022

TABLE OF CONTENTS
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ADVISORY AGREEMENT
This Advisory Agreement, entered into as of September 9, 2022, but effective as of September 1, 2022 (this “Agreement”), is among Pacific Oak Residential Trust, Inc., a Maryland corporation (the “Company”); PORT OP LP, a Delaware limited partnership (the “Partnership”); Pacific Oak Residential Advisors, LLC, a Delaware limited liability company (the “Advisor”); for purposes of Article 8, Messrs. Keith D. Hall and Peter McMillan III; and for purposes of Article 9, Pacific Oak Capital Advisors, LLC, a Delaware limited liability company (the “Sponsor”).
W I T N E S S E T H
WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities set forth herein; and
WHEREAS, the Advisor is willing to undertake to render these services on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree:
Article 1
DEFINITIONS
The following defined terms used in this Agreement shall have the meanings specified below:
“Acquisition Expenses” means any and all expenses, excluding the fees payable to the Advisor pursuant to Section 8.01, incurred by the Company, the Partnership, the Advisor or any of their Affiliates in connection with the selection, acquisition or development of any Property, or other Residential Asset, whether or not acquired, as applicable, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, due diligence, nonrefundable option payments on assets not acquired, accounting fees and expenses, title insurance premiums and miscellaneous expenses related to the selection, acquisition or development of any Property or other potential investment.
“Acquisition Fees” means the fee payable to the Advisor pursuant to Section 8.01 plus all other fees and commissions, excluding Acquisition Expenses, paid by any Person to any Person in connection with investing in Residential Assets. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to Persons not Affiliated with the Advisor in connection with the actual development and construction of a Property. The Advisor shall not be entitled to more than one Acquisition Fee for each Property.
“Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
“BPT Unit Issuance Value” means $3,026,497.
“BPT Unit Redemption Value” means $6,477,147.
“BPT Units” means 510,816 limited partnership units in the Partnership previously issued to BPT Holdings LLC, a Delaware limited liability company, and assigned to the Partnership on June 27, 2022 in consideration of the BPT Unit Redemption Value.

“Board of Directors” or “Board” means persons holding such office, as of any particular time, under the Charter, whether they be the Directors named therein or additional or successor Directors.
“Bylaws” means the bylaws of the Company, as amended from time to time.
“Cause” means (a) if the Company or the Advisor materially breaches any provision of this Agreement and the breach continues for a period of thirty days after written notice thereof by the non-breaching party specifying the breach and requesting that the breach be remedied in the thirty-day period or (b) a Change of Control.
“Change of Control” means the occurrence of any of the following: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof), other than POSOR or its Affiliates, is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.
“Change of Control Termination Notice” shall have the meaning set forth in Article 12 of this Agreement.
“Charter” means the charter of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Common Shares” means the shares of common stock of the Company, par value $.001 per share.
“Company” means Pacific Oak Residential Trust, Inc., a corporation organized under the laws of the State of Maryland.
“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or Sale of property that is reasonable, customary, and competitive in light of the size, type, and location of the property.
“Contract Sales Price” means the total consideration received by the Partnership for the Sale of a Residential Asset or other Permitted Investment.
“Cost of Residential Assets” means the sum of (i) with respect to Residential Assets wholly owned, directly or indirectly, by the Partnership, the amount actually paid by the Partnership for the purchase of each Residential Asset, including fees and expenses related thereto (but excluding any Acquisition Fees paid or payable to the Advisor or its affiliates under this Agreement), plus amounts funded or budgeted at the time of acquisition for capital expenditures for the development, construction or improvement of Residential Assets and (ii) in the case of Residential Assets owned by any Joint Venture in which the Partnership is, directly or indirectly, a co-venturer, the portion of the amount actually paid for the purchase of each Residential Asset, including fees and expenses related thereto (but excluding any Acquisition Fees paid or payable to the Advisor or its affiliates under this Agreement), plus amounts funded or budgeted at the time of acquisition for capital expenditures for the development, construction or improvement of Residential Assets, that is attributable to the Partnership’s investment in the Joint Venture. The Cost of Residential Assets is computed without regard to whether any portion of the cost is funded using debt financing secured by, or attributable to, the Residential Asset.

“Dealer Manager” means (i) Pacific Oak Capital Markets, LLC, a Delaware limited liability company, or (ii) any successor dealer manager to the Company.
“Director” means a member of the Board of Directors of the Company.
“Distributions” shall have the meaning set forth in the Company’s Charter.
“Distribution Fees” means ongoing distribution fees paid to the Dealer Manager in connection with Class T Common Shares sold in the Private Offering.
“GAAP” means accounting principles generally accepted in the United States.
“Hall and McMillan Interest” shall have the meaning described in Article 8.
“Hall and McMillan Fee Reduction” shall have the meaning described in Article 8.
“Initial Capitalization in November 2019” means $55,000,000.
“IPO” means an initial public offering of Common Shares in the public markets with a concurrent Listing of Common Shares.
“Joint Venture” means any arrangement between the Company or any Affiliate including the Partnership on the one hand and a third party on the other hand pursuant to which the Company and the third party invest in Residential Assets or other Permitted Investments.
“Legacy Catch-Up” shall have the meaning described in Article 8.
“Legacy Excess Profits” shall have the meaning described in Article 8.
“Legacy Hurdle Amount” means that amount that results in a 5% cumulative, non-compounded, annual return on Legacy Invested Capital (calculated like simple interest on a daily basis based on a three hundred sixty-five day year). For purposes of calculating the Legacy Hurdle Amount, Legacy Invested Capital shall be determined for each day during the period for which the Legacy Hurdle Amount is being calculated.
“Legacy Incentive Fee” shall have the meaning described in Article 8.
“Legacy Invested Capital” means (a) the Initial Capitalization in November 2019 (which is deemed invested on November 5, 2019), plus the BPT Unit Issuance Value (which is deemed invested on July 1, 2020), plus additional amounts invested by POSOR in Common Shares and/or OP Units since November 5, 2019, reduced by (b) the BPT Unit Redemption Value (which was paid to repurchase the BPT Units on June 27, 2022) plus any amounts paid by the Company to redeem or repurchase Common Shares from POSOR, plus any amounts paid by the Partnership to redeem or repurchase OP Units from POSOR (other than the BPT Units).
“Legacy Total Return” shall have the meaning described in Article 8.
“Listed” or “Listing” shall mean the listing of any or all of the Common Shares on a national securities exchange.
“Market Value” means: in the case of an IPO, (a) the value of the outstanding Common Shares of the Company that are Listed measured by taking the average closing price or the average of the bid and ask prices, as the case may be, over a period of 30 days during which the Common Shares are traded with the period beginning 30 days after the date that the Common Shares are Listed plus (b) with respect to any classes of Common Shares that are not Listed and/or any outstanding OP Units held by third parties other than the Company, the value of such outstanding securities using a methodology that is reasonably based on the valuation determined in (a) above.

“Merger or Sale Consideration Amount” means: (a) (i) in the case of a merger or sale for all or substantially all of the Company’s equity interests or Properties in which the consideration consists solely of cash, the total consideration to be received by holders of Common Shares outstanding immediately prior to the closing of such merger or sale; (ii) in the case of a merger or share exchange in which the consideration consists of securities traded on a national securities exchange, the product of (x) the number of shares of such securities received by the Stockholders at the closing of the merger or share exchange and (y) the market value of such securities, measured by taking the average closing price or the average of the bid and asked price, as the case may be, over a period of 20 consecutive days during which such securities are traded, with such 20-trading day period ending on the trading day prior to the closing date of the merger or share exchange; (iii) in the case of a merger or share exchange in which the consideration consist of securities that are not traded on a national securities exchange, the value ascribed to such securities in the merger agreement; and (iv) in the case of a merger, sale or share exchange in which the consideration is some combination of that described above, the sum of clauses (i) through (iii), as applicable plus (b) with respect to any outstanding OP Units held by third parties other than the Company, the value of such outstanding securities using a methodology that is reasonably based on the valuation determined in (a) above.
“MGCL” means the Maryland General Corporation Law, as amended from time to time.
“NAV” means net asset value as calculated in accordance with the valuation guidelines approved by the Board of Directors.
“NAV REIT” means a REIT that is not publicly traded on a stock exchange, regularly calculates and discloses the NAV of its shares, conducts offerings of its stock at prices based on the NAV per share, and repurchases its shares of stock at prices based on the NAV per share.
“Offering Catch-Up” shall have the meaning described in Article 8.
“Offering Excess Profits” shall have the meaning described in Article 8.
“Offering Hurdle Amount” means that amount that results in a 5% cumulative, non-compounded, annual return on Offering Invested Capital (calculated like simple interest on a daily basis based on a three hundred sixty-five day year). For purposes of calculating the Offering Hurdle Amount, Offering Invested Capital shall be determined for each day during the period for which the Offering Hurdle Amount is being calculated.
“Offering Incentive Fee” shall have the meaning described in Article 8.
“Offering Invested Capital” means the amount calculated by multiplying the total number of OP Units issued by the Partnership from the commencement of the Private Offering to the Trigger Date (other than any OP Units issued to POSOR, or issued to the Company in connection with an issuance of Common Shares to POSOR) by the most recently disclosed NAV per unit as of the date of issuance (including OP Units issued to the Company), reduced by any amounts paid by the Partnership to redeem or repurchase OP Units (other than any OP Units redeemed or repurchased from POSOR, or redeemed or repurchased from the Company in connection with an redemption or repurchase of Common Shares from POSOR) (including OP Units redeemed or repurchased from the Company).
“Offering Total Return” shall have the meaning described in Article 8.
“OP Units” means units of limited partnership interest in the Partnership.
“Organization and Offering Expenses” means all expenses incurred by or on behalf of the Company in connection with any offering of its Common Shares, whether incurred before or after the date of this Agreement, which may include but are not limited to, total underwriting or placement agent fees, brokerage discounts and commissions (including fees of counsel to the underwriter or placement agent); any expense allowance granted by the Company to the underwriter or placement agent or any reimbursement of expenses of the underwriter, placement agent, Sponsor or Advisor by the Company; legal fees; due diligence expenses; marketing expenses; expenses for printing, engraving and mailing;

charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees and the fees and expenses of accountants and attorneys.
“Other Organization and Offering Expenses” means all Organization and Offering Expenses excluding total underwriting or placement agent fees, brokerage discounts and commissions.
“Partnership” means PORT OP LP, a Delaware limited partnership formed to own and operate investments in Residential Assets and other Permitted Investments on behalf of the Company.
“POSOR” means Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation.
“Permitted Investments” means all investments in which the Company may acquire an interest, either directly or indirectly, including Properties, Single Family Housing Interests and short-term investments acquired for purposes of cash management, and including ownership interests in a Joint Venture.
“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
“Private Offering” means the private offering of Common Shares made pursuant to the Company’s private offering of up to $500 million of Common Shares in the primary offering, and $50 million of Common Shares through the distribution reinvestment plan, expected to commence in the second or third quarter of 2022.
“Private Placement Memorandum” means a confidential private placement memorandum, as amended or supplemented, pursuant to which the Company offers its Common Shares or other equity securities.
“Property” or “Properties” means any real property or properties transferred or conveyed to the Company or the Partnership, either directly or indirectly, or any real property acquired, transferred or conveyed to a Joint Venture in which the Company is, directly or indirectly, a co-venturer.
“Property Manager” means an entity that has been retained to perform and carry out property-management services at one or more of the Properties.
“Public NAV REIT Conversion” means conversion of the Company to a publicly-offered perpetual life NAV REIT.
“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.
“Residential Assets” means Single Family Rental Properties and Single Family Housing Interests.
“Sale” means any transaction or series of related transactions whereby: (A) the Company, directly or indirectly, including through the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property, or other Permitted Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Property or other Permitted Investment that gives rise to a significant amount of insurance proceeds or condemnation awards, and including the issuance by one of the Company’s subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction; (B) the Company, directly or indirectly, including through the Partnership, sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest in any Joint Venture in which it is, directly or indirectly, a co-venturer; or (C) any Joint Venture in which the Company, directly or indirectly, through the Partnership is, a co-venturer, sells, grants, transfers, conveys, or relinquishes its ownership of any Property or other Permitted Investment or portion thereof, including any event with respect to any Property or other Permitted Investment that gives rise to insurance claims or condemnation awards, and including the issuance by the Joint Venture or one of its subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction.
“SEC” means the United States Securities and Exchange Commission.
“Single Family Rental Properties” means a residential building consisting of one to four units for rent.
“Single Family Housing Interest” means securities or other interests that generate cash flow derived from single family housing such as mortgages secured by single family homes, subordinated, mezzanine or bridge loans made to owners or investors in single family homes and other related structured investments.
“Sponsor” means Pacific Oak Capital Advisors, LLC, a Delaware limited liability company.
“Stockholders” means the record holders of the Common Shares or any other series of class of stock of the Company.
“Termination Date” means the date of termination of the Agreement determined in accordance with Article 13 hereof.
“Total Incentive Fee” shall have the meaning described in Article 8.
“Trigger Date” means the effective date of any subordinated incentive fee becoming due pursuant to Article 8.
“Triggering Event” means an event which triggers the Company’s obligation to pay a subordinated incentive fee pursuant to Article 8 to the Advisor: (1) an IPO, a sale of all or substantially all of the Company’s equity interests or Properties, a merger, or a share exchange, in a transaction that provides Stockholders with any combination of cash and/or securities of a publicly traded company in exchange for their Common Shares; (2) a Public NAV REIT Conversion; or (3) if this Agreement is terminated (including through non-renewal) (except for cause) by the Company.
Article 2
APPOINTMENT
The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
Article 3
DUTIES OF THE ADVISOR
The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets, subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser. The Advisor undertakes to make investment decisions on behalf of the Company subject to the direction and oversight of the Board and Section 4.03 hereof, and to provide the Company with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. Subject to the limitations set forth in this Agreement, including Article 4 hereof, and the continuing and exclusive authority of the Board over the management of the Company, the Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:

3.01Organizational and Offering Services. The Advisor shall perform all services related to the organization of the Company or any Offering, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with the SEC or any state.
3.02    Acquisition Services.
(i)Provide the Company with relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;
(ii)Subject to Section 4 hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Residential Assets and other Permitted Investments will be made; (c) cause the Company to, directly or indirectly, acquire Residential Assets and other Permitted Investments; (d) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Residential Assets and other Permitted Investments; and (e) enter into leases, service contracts and other agreements for Residential Assets and other Permitted Investments, or to engage an approved Property Manager;
(iii)Perform due diligence on prospective investments;
(iv)Prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;
(v)Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company; and
(vi)Deliver to or maintain on behalf of the Company copies of all appraisals or valuations obtained in connection with the Company’s investments.
3.03    Asset Management Services.
(vii)Real Estate and Related Services:
(a)Investigate, select and, on behalf of the Company, engage and conduct business with (including enter contracts with) such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;
(b)Negotiate any borrowings that the Company, directly or indirectly, makes and to cause the Company or the underlying borrower to pay any amounts due on the borrowings;
(c)Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;
(d)Monitor and evaluate the performance of each asset of the Company and the Company’s overall portfolio of assets, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(e)Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Residential Assets and other Permitted Investments on an overall portfolio basis;
(f)Consult with the Company’s officers and the Board and assist the Board in formulating and implementing the Company’s financial policies, and, as necessary with respect to investment and borrowing opportunities presented to the Board, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;
(g)Oversee and evaluate the performance by the Property Manager(s) of their duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance;
(h)Conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties;
(i)Review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and aggregate these property budgets into the Company’s overall budget;
(j)Coordinate and manage relationships between the Company and any co-venturers; and
(k)Consult with the Company’s officers and the Board and provide assistance with the evaluation and approval of potential asset disposition, Sale and refinancing opportunities.
(i)Accounting and Other Administrative Services:
(l)Provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;
(m)From time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement;
(n)Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;
(o)Provide financial and operational planning services;
(p)Maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the Internal Revenue Service and any other regulatory agency;
(q)Maintain and preserve all appropriate books and records of the Company;

(r)Provide services necessary to ensure the Company’s compliance with the rules and regulations governing qualification as a REIT, including any asset, income and shareholder testing, and addressing with the Board, if necessary, any actions required to maintain REIT compliance;
(s)Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;
(t)Provide the Company with all necessary cash management services;
(u)Manage and coordinate with the transfer agent payment of dividends and other distributions to Stockholders;
(v)Consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining necessary insurance coverage based upon risk management determinations;
(w)Provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters;
(x)Consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;
(y)Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law;
(z)Notify the Board of all proposed material transactions before they are completed; and
(aa)Do all things necessary to assure its ability to render the services described in this Agreement.
Article 4
AUTHORITY OF THE ADVISOR
4.01    General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Charter. Notwithstanding the foregoing, any investment advisory services provided with respect to securities shall be provided by a registered investment adviser.
4.02    Powers of the Advisor. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of the Company, the power to direct the management, operation and policies of the Company, including making, financing and disposing of investments, shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.
4.03    Approval by the Board. Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company without the prior approval of the Board or duly authorized committees thereof if the Charter or the MGCL require the prior approval of the Board. If the Board or a committee of the Board must approve a proposed investment, financing or disposition or chooses to do so, the Advisor will deliver to the Board or committee, as applicable, all documents required by it to evaluate such investment, financing or disposition.
4.04    Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.
Article 5
BANK ACCOUNTS
The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and the independent auditors of the Company.
Article 6
RECORDS AND FINANCIAL STATEMENTS
The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company or persons with rights to inspect the books and records, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees paid or reimbursements made under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company for distribution to Stockholders shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall liaise with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Company so requests.
Article 7
LIMITATION ON ACTIVITIES
Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code, (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Common Shares or its other securities, (iv) require the Advisor to register as a broker-dealer with the SEC or any state, (v) violate the Charter or Bylaws, or (vi) cause the Company’s parent, Pacific Oak Strategic Opportunity REIT, Inc., to violate its charter (the “SOR Charter”).
Article 8
FEES
8.01    Acquisition Fees. As compensation for the investigation, selection, sourcing and acquisition or origination (by purchase, investment or exchange) of Residential Assets and other Permitted Investments, the Company shall pay the Advisor an Acquisition Fee for each such investment equal to 1.0% of the Cost of Residential Assets for any given transaction. With respect to the acquisition of any Residential Asset or other Permitted Investment through any Joint Venture in which the Partnership is, directly or indirectly, a partner, member or stockholder the Acquisition Fee payable to the Advisor shall equal 1.0% of each investment in the Joint Venture. The Advisor shall submit an invoice to the Company following the closing or closings of each investment. Generally, the Acquisition Fee payable to the Advisor shall be paid at the closing of the transaction upon receipt of the invoice by the Company. The Advisor may, in its discretion, waive or defer any Acquisition Fee, in whole or in part, in its sole discretion. All or any portion of the Acquisition Fees deferred shall not bear interest and may be paid by the Company in the Joint Venture in such other fiscal year as the Advisor shall determine.
8.02    Asset Management Fees.
(i)    Subject to Section 8.02(ii) below, as compensation for the services described in Section 3.03 the Company shall pay the Advisor an asset management fee equal to 0.25% quarterly (1% annually) on the aggregate value of the Partnership’s Residential Assets and other Permitted Investments, as determined in accordance with the valuation guidelines approved by the Board of Directors, for the quarter most recently ended. The Advisor shall submit an invoice to the Company, accompanied by a computation of the fees for the applicable period. Generally, the Asset Management Fee payable to the Advisor shall be paid on the last day of such quarter, or the first business day following the last day of such quarter. In the event this Agreement commences on a date other than the first day of a quarter, the Advisor will be entitled to receive its prorated asset management fee calculated from the date of commencement. In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated asset management fee through the date of termination. Such pro ration shall take into account the number of days of any partial quarter for which this Agreement was in effect.
(ii)    If a Triggering Event has not occurred within two years following the termination of the Private Offering, the asset management fee described in Section 8.01(i) shall be reduced to an asset management fee equal to 0.1875% quarterly (0.75% annually) on the aggregate value of the Partnership’s Residential Assets and other Permitted Investments, as determined in accordance with the valuation guidelines approved by the Board of Directors, for the quarter most recently ended.
8.03    Disposition Fees. If the Advisor or any of its Affiliates provide a substantial amount of services in connection with a Sale, the Advisor or such Affiliate shall receive a fee at the closing (the “Disposition Fee”) equal to 1% of the Contract Sales Price; provided, however, that if in connection with such Sale commissions are paid to third parties other than the Advisor or its Affiliates, the fee paid to the Advisor or any of its Affiliates may not exceed the commissions paid to such unaffiliated third parties. Any Disposition Fee payable under this Section 8.03 may be paid in addition to commissions paid to non-Affiliates, provided that the total commissions (including such Disposition Fee) paid to all Persons by the Company for each Sale shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Residential Asset or other Permitted Investment or (ii) the Competitive Real Estate Commission for each Residential Asset or other Permitted Investment.
8.04    Incentive Fees. Upon a Triggering Event, the Company shall pay to the Advisor a Total Incentive Fee, as calculated following the methodology below. If the Company pays the Advisor the Total Incentive Fee associated with one Triggering Event, the Company will not pay the Advisor any further incentive fees. For each Triggering Event, the Total Incentive Fee is equal to the sum of (x) the applicable Legacy Incentive Fee described in Section 8.05, subject to the Hall and McMillan Fee Reduction described in Section 8.07, and (y) the applicable Offering Incentive Fee described in Section 8.06. Any Total Incentive Fee due on Public NAV REIT Conversion will be payable to the Advisor in Common Shares and such shares will be subordinate to repurchase requests from other Stockholders under the Company’s share repurchase plan (although no deduction for early repurchase will apply to the Advisor’s Common Shares).
8.05    Legacy Incentive Fees.

(i)Legacy Incentive Fee Due on IPO, Sale, or Merger. In the event of an IPO, a sale of all or substantially all of the Company’s equity interests or Properties, a merger, or a share exchange, in a transaction that provides Stockholders with any combination of cash and/or securities of a publicly traded company in exchange for their Common Shares, then a Legacy Incentive Fee shall be due to the Advisor using the formula below under Section 8.05(ii), but the Market Value or the Merger or Sale Consideration Amount, as applicable, of the OP Units and/or Common Shares held by POSOR will be used instead of the then-current NAV of the OP Units and/or Common Shares held by POSOR when calculating Legacy Total Return.
(ii)Legacy Incentive Fee Due on Public NAV REIT Conversion. If the Company completes a Public NAV REIT Conversion, and has satisfied all properly submitted requests under the Company’s share repurchase program for the 12 months prior to the Trigger Date, the Advisor will be entitled to a Legacy Incentive Fee equal to 12.5% of the Legacy Total Return, subject to a 5% Legacy Hurdle Amount with a Legacy Catch-Up. Specifically, the Legacy Incentive Fee will equal:
(a)First, if the Legacy Total Return exceeds the Legacy Hurdle Amount (any such excess, the “Legacy Excess Profits”), 100% of such Legacy Excess Profits until the total amount allocated to the Advisor hereunder equals 12.5% of the sum of (x) the Legacy Hurdle Amount and (y) any amount due to the Advisor pursuant to this clause (this is referred to as a “Legacy Catch-Up”); and
(b)Second, to the extent there are remaining Legacy Excess Profits, 12.5% of such remaining Legacy Excess Profits.
(c)“Legacy Total Return” shall equal the sum of (i) all distributions accrued or paid (without duplication) on OP Units and Common Shares held by POSOR between November 5, 2019 and the Trigger Date, plus (ii) all distributions accrued or paid (without duplication) on OP Units held by BPT Holdings LLC between November 5, 2019 and the commencement of the Private Offering, plus (iii) the amount by which (a) the sum of the then-current NAV of the outstanding OP Units and/or Common Shares held by POSOR, plus any amounts POSOR received from the Company or the Partnership upon repurchase or redemption of Common Shares or OP Units, plus the BPT Unit Redemption Value exceeds (b) the sum of the Initial Capitalization in November 2019 and all subsequent amounts POSOR invested in the Company and/or the Partnership in exchange for Common Shares and/or OP Units, plus the BPT Unit Issuance Value, plus (iv) the accrued Legacy Incentive Fee, if any (after taking into account the fee reduction in Section 8.07).
(iii)    Legacy Incentive Fee Due on Termination. The Legacy Incentive Fee calculated pursuant to 8.05(ii) above will also be due if this Agreement is terminated (including through non-renewal) (except for cause) by the Company. If a fee is due, the Company will only pay the amounts due from the proceeds from the Sale of one or more assets or with the excess proceeds from financing or refinancing the Company’s assets. Amounts not paid will not bear interest and will only be paid from the excess proceeds from future asset Sales, financings or refinancing.
8.06    Offering Incentive Fees.
(i)    Offering Incentive Fee Due on IPO, Sale, or Merger. In the event of an IPO, a sale of all or substantially all of the Company’s equity interests or Properties, a merger, or a share exchange, in a transaction that provides Stockholders with any combination of cash and/or securities of a publicly traded company in exchange for their Common Shares, then an Offering Incentive Fee shall be due to the Advisor using the formula below under Section 8.06(ii), but the Market Value or the Merger or Sale Consideration Amount, as applicable, of the OP Units and/or Common Shares held by parties other than the Company or POSOR will be used instead of the then-current NAV of the OP Units and/or Common Shares held by parties other than the Company or POSOR when calculating Offering Total Return.

(ii)    Offering Incentive Fee Due on Public NAV REIT Conversion. If the Company completes a Public NAV REIT Conversion, and has satisfied all properly submitted requests under the Company’s share repurchase program for the 12 months prior to the Trigger Date, the Advisor will be entitled to an Offering Incentive Fee equal to 12.5% of the Offering Total Return, subject to a 5% Offering Hurdle Amount with an Offering Catch-Up. Specifically, the Offering Incentive Fee will equal:
(a)First, if the Offering Total Return exceeds the Offering Hurdle Amount (any such excess, the “Offering Excess Profits”), 100% of such Offering Excess Profits until the total amount allocated to the Advisor hereunder equals 12.5% of the sum of (x) the Offering Hurdle Amount and (y) any amount due to the Advisor pursuant to this clause (this is commonly referred to as an “Offering Catch-Up”); and
(b)Second, to the extent there are remaining Offering Excess Profits, 12.5% of such remaining Offering Excess Profits.
(c)“Offering Total Return” shall equal the sum of (i) all distributions accrued or paid (without duplication) on outstanding OP Units and Common Shares held by parties other than the Company or POSOR between commencement of the Private Offering and the Trigger Date, plus (ii) the amount by which (a) the sum of the then-current NAV of the outstanding OP Units and/or Common Shares held by parties other than the Company or POSOR, plus any amounts parties other than the Company or POSOR received from the Company or the Partnership upon repurchase or redemption of Common Shares or OP Units exceeds (b) the sum of the NAV, at the time of purchase, of the OP Units and/or Common Shares purchased by parties other than the Company or POSOR from the commencement of the Private Offering, plus (iii) the accrued Offering Incentive Fee, if any, plus (iv) all Distribution Fees paid to the Dealer Manager in connection with Common Shares sold in the Private Offering.
(iii)    Offering Incentive Fee Due on Termination. The Offering Incentive Fee calculated pursuant to 8.06(ii) above will also be due if this Agreement is terminated (including through non-renewal) (except for cause) by the Company. If a fee is due, the Company will only pay the amounts due from the proceeds from the Sale of one or more assets or with the excess proceeds from financing or refinancing the Company’s assets. Amounts not paid will not bear interest and will only be paid from the excess proceeds from future asset Sales, financings or refinancing.
8.07    Hall and McMillan Fee Reduction. Messrs. Peter McMillan and Keith Hall have an economic interest in the cash flows of BPT Holdings, LLC, which in turn owns 100% of Pacific Oak Residential, Inc. (“PORI”), which in turn owns 100% of the Advisor (the “Hall and McMillan Interest”). As of the date of this Agreement, the Hall and McMillan Interest is 52%. If a Legacy Incentive Fee becomes due pursuant to Article 8, and the Hall and McMillan Interest is at least 52% at that time, the Company will pay to the Advisor the sum of (i) the Legacy Incentive Fee, reduced by that portion of the Legacy Incentive Fee which is equivalent to the Hall and McMillan Interest, and (ii) the Offering Incentive Fee. If a Legacy Incentive Fee becomes due pursuant to Article 8 and the Hall and McMillan Interest is less than 52% at that time, the Company shall pay the Advisor the sum of (i) 48% of the Legacy Incentive Fee and (ii) the Offering Incentive Fee. In addition, Messrs. McMillan and Hall undertake and agree not to share, directly or indirectly, in the portion of the Legacy Incentive Fee paid by the Company to the Advisor, but rather that it shall be distributed in its entirety to the other members of BPT Holdings, LLC. Messrs. McMillan and Hall agree and PORA agrees, on behalf of itself and its direct and indirect owners, to work in good faith with the other members of BPT Holdings, LLC to ensure that Messrs. McMillan and Hall are not responsible for paying income tax on such amount, as it will be distributed to other members of BPT Holdings, LLC and not to Messrs. McMillan and Hall.
8.08    Election of Payment in Shares. Subject to Section 8.04, the Advisor may elect, in its sole discretion, to receive payment of any fees described herein in cash or cash equivalent aggregate NAV amounts of Class A Common Shares, with the value per Class A Common Share equal to the most recent NAV per Class A Common Share determined in accordance with the Company’s valuation guidelines.

Such Common Shares issued to the Advisor are eligible to participate in the Company’s share repurchase program, subject to the applicable limits, holding period and early repurchase deduction therein, provided that in the applicable repurchase period all repurchase requests made in good order from unaffiliated stockholders are satisfied first as a priority.
Article 9
EXPENSES
9.01General. In addition to the compensation paid to the Advisor pursuant to Article 8 hereof, but subject to Section 9.03 below, the Company shall pay directly or reimburse the Advisor for Other Organization and Offering Expenses incurred by the Advisor or its Affiliates in connection with the Offering and for all of the third-party expenses paid or incurred by the Advisor or its Affiliates on behalf of the Company or in connection with the services provided to the Company pursuant to this Agreement; provided, however, neither the Advisor nor any of its Affiliates shall be entitled to any reimbursement for any cost or expenses for salaries, bonuses and benefits of persons employed by the Advisor or its Affiliates who perform services for the Company or in any way related to the overhead or operations of the Advisor or its Affiliates; provided further that any expenses incurred by the Dealer Manager or relating to its activities must be pre-approved by the Company in order to be eligible for reimbursement pursuant to this section. The third-party expenses for which payment or reimburse will be allowed include, but are not limited to:
(i)    Acquisition Expenses incurred in connection with the selection and acquisition of Residential Assets and other Permitted Investments, including expenses incurred related to assets pursued or considered but not ultimately acquired by the Company;
(ii)    The cost of goods and services used by the Company and obtained from third parties other than the Advisor or its Affiliates;
(iii)    Interest and other costs for borrowed money, including discounts, points and other similar fees;
(iv)    Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;
(v)    All expenses, except expenses incurred by any Property Manager affiliated with the Advisor, of managing, improving, developing, operating and selling Residential Assets and other Permitted Investments owned, directly or indirectly, by the Company, as well as expenses of other transactions relating to the Residential Assets and other Permitted Investments;
(vi)    All expenses in connection with payments to the Board and meetings of the Board and Stockholders;
(vii)    Expenses of providing services for and maintaining communications with Stockholders, including the cost of preparing, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(viii)    Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and directors;
(ix)    Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board or any committee of the Board;
(x)    Expenses for the Company to comply with all applicable laws, regulations and ordinances;

(xi)    Expenses connected with payments of Distributions and stock dividends made or caused to be made by the Company to the Stockholders;
(xii)    Expenses of merging, liquidating or dissolving the Company or of amending the Charter or the Bylaws; and
(xiii)    All other third-party out-of-pocket costs incurred by the Advisor in performing its duties hereunder.
9.02Timing of and Additional Limitations on Reimbursements.
(i)    Expenses incurred by the Advisor on behalf of the Company and reimbursable to the Advisor pursuant to this Article 9 shall be reimbursed upon delivery by the Advisor to the Board of a statement documenting the reimbursable expenses for the prior quarter; provided that the statement shall be delivered within 45 days after the end of each quarter.
9.03Advancement of Other Organization and Offering Expenses.
(i)    The Sponsor will advance the Company’s Other Organization and Offering Expenses through the first anniversary of the date of the commencement of the Private Offering.
(ii)    The Company will reimburse the Sponsor for such advanced expenses ratably over the 60 months following the first anniversary of the date of the commencement of the Private Offering.
Article 10
RELATIONSHIP OF THE ADVISOR AND THE COMPANY; OTHER ACTIVITIES OF THE ADVISOR
10.01Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them partners or joint venturers. This Agreement shall not limit or restrict the right of any manager, director, officer, employee or equity holder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board the existence of any additional condition or circumstance, existing or anticipated, of which it has knowledge that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.
10.02Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.
Article 11
THE PACIFIC OAK NAME
The Advisor and its Affiliates have a proprietary interest in the name “Pacific Oak.” The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “Pacific Oak” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “Pacific Oak” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Pacific Oak” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any of its Affiliates. At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to the word “Pacific Oak.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Pacific Oak” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.
Article 12
CHANGE OF CONTROL
12.01    Change of Control. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control of the Company, either the Company or the Advisor shall have the right, subject to the Company’s and the Partnership’s right to assign this Agreement in accordance with Section 14, upon sixty (60) days prior written notice to the other (the “Change of Control Termination Notice”), to terminate this Agreement. If the Advisor or the Company so elects to terminate this Agreement pursuant to this Section 12, the Termination Date shall be the date specified in the Change of Control Termination Notice, but in any event no later than thirty (30) days after the Change of Control of the Company.
Article 13
TERM AND TERMINATION OF THE AGREEMENT
13.01    Term. The term of this Agreement is effective as of September 1, 2022 and shall have a term of two years and may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company will evaluate the performance of the Advisor before renewing this Agreement, and each such renewal shall be for a term of no more than one year. Any such renewal must be approved by the Board of Directors.
13.02    Termination by Either Party. This Agreement may be terminated for Cause upon 60 days written notice by either the Company or the Advisor. The provisions of Articles 1, 11, 13, 15 and 16 shall survive termination of this Agreement.
13.03    Payments on Termination and Survival of Certain Rights and Obligations.
(i)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination (a) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement and (b) any incentive fees due under Article 8 hereunder. Notwithstanding the foregoing, no incentive fee will be paid if this Agreement is terminated for Cause by the Company in accordance with Section 13.02 following an event described in clause (a) of the definition of Cause.
(ii)    The Advisor shall promptly upon termination:
(a)    pay over to the Company all monies, if any, after deducting any accrued fees and reimbursement for its expenses to which it is then entitled;
(b)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(c)    deliver to the Board all documents including, but not limited to those related to the Company’s assets then in the custody of the Advisor; and

(d)    cooperate with the Company to provide an orderly transition of advisory functions.
Article 14
ASSIGNMENT
This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of the assignment in the same manner as the Company is bound by this Agreement.
Article 15
INDEMNIFICATION AND LIMITATION OF LIABILITY
15.01Indemnification. The Company shall, to the fullest extent to which the Company many indemnify its directors under the MGCL, indemnify, defend and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners, agents and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, incurred by these persons or entities to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance.
15.02Limitation on Payment of Expenses. The Company shall pay or reimburse the reasonable legal expenses and other costs incurred by the Advisor or its Affiliates in advance of the final disposition of a proceeding subject to the limitations and requirements set forth in the MGCL.
Article 16
MISCELLANEOUS
16.01    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws or is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Company or the Board:
Pacific Oak Residential Trust, Inc.
13901 Sutton Park Dr S. Suite B 160
Jacksonville, FL 32224
Email: mgough@pac-oak.com
Attention: Michael Gough
To the Advisor:
Pacific Oak Residential Advisors, LLC
13901 Sutton Park Dr S. Suite B 160
Jacksonville, FL 32224
Email: baitkenhead@pac-oak.com
Attention: Benedict Aitkenhead
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 16.01.

16.02    Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.
16.03    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
16.04    Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.
16.05    Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
16.06    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
16.07    Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
16.08    Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
16.09    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.
PACIFIC OAK RESIDENTIAL TRUST, INC.
By: /s/ Michael S. Gough
Name:    Michael S. Gough
Title:    Director, Chief Executive Officer and President
PORT OP LP

By: Pacific Oak Residential Trust, Inc., its general partner

By: /s/ Michael S. Gough
Name:    Michael S. Gough
Title: Director, Chief Executive Officer and President
PACIFIC OAK RESIDENTIAL ADVISORS, LLC

By:	Pacific Oak Residential, Inc., sole Member

	By:	/s/ Michael S. Gough
Michael S. Gough, President

PACIFIC OAK CAPITAL ADVISORS, LLC

By:	Pacific Oak Holding Group, LLC, sole Member

	By:	/s/ Peter McMillan III
Peter McMillan III, Member

	By:	/s/ Keith D. Hall
Keith D. Hall, Member

By: /s/ Keith D. Hall
Name:    Keith D. Hall

By: /s/ Peter McMillan III
Name:    Peter McMillan III

[Signature Page to Advisory Agreement]